May 30, 2013
To the Board of Managers and
Members of Partners Group
Private Equity, LLC:
In planning and performing
our audit of the financial
statements of Partners Group
Private Equity, LLC (the Fund)
as of and for the year ended
March 31, 2013, in accordance
with the standards of the
Public Company Accounting
Oversight Board (United States),
we considered the Funds internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of Form
N-SAR, but not for the purpose
of expressing an opinion on
the effectiveness of the Funds
internal control over
financial reporting. Accordingly,
we do not express an opinion
on the effectiveness of the
Funds internal control over
financial reporting.
The management of the Fund is
responsible for establishing
and maintaining effective
internal control over
financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and
related costs of controls.
A funds internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the
reliability of financial
reporting and the preparation
of financial statements for
external purposes in accordance
with generally accepted
accounting principles.
A funds internal control over
financial reporting includes
those policies and procedures
that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately
and fairly reflect the
transactions and dispositions
of the assets of the fund
(2) provide reasonable assurance
that transactions are recorded
as necessary to permit
preparation of financial statements
in accordance with generally
accepted accounting principles,
and that receipts and expenditures
of the company are being made
only in accordance with
authorizations of management
and managers of the fund and
(3) provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition
of a Funds assets that could have
a material effect on the
financial statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods
are subject to the risk that
controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the policies or procedures
may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in the
normal course of performing their
assigned functions, to prevent or
detect misstatements on a
timely basis. A material weakness
is a deficiency, or a combination
of deficiencies, in internal
control over financial
reporting, such that there is
a reasonable possibility that a
material misstatement of the
Funds annual or interim
financial statements will not
be prevented or detected
on a timely basis.
Our consideration of the Funds
internal control over
financial reporting was for the
limited purpose described in
the first paragraph and would not
necessarily disclose all
deficiencies in internal control
over financial reporting that
might be material weaknesses
under standards established
by the Public Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in the Funds
internal control over financial
reporting and its operation,
including controls over
safeguarding securities, that
we consider to be material
weaknesses as defined above as
of March 31, 2013.
This report is intended solely
for the information and use of
management and the Board of
Managers of Partners Group
Private Equity, LLC and the
Securities and Exchange Commission
and is not intended to be and
should not be used by anyone
other than these specified parties.

PricewaterhouseCoopers LLP
May 30, 2013